EXHIBIT C

                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 June 30, 1998
                                   (Unaudited)

ASSETS
Fixed Assets
     Electric distribution plant                      $ 1,504,512
     General plant                                        280,354
                                                      ------------
           Total Electric Plant                         1,784,866
     Less - Accumulated depreciation                      646,382
                                                      ------------
           Total Fixed Assets                           1,138,484

Current Assets
     Cash and cash equivalents                            153,647
     Short-term investments                                33,576
     Accounts receivable                                  151,697
     Advances to affiliates                                15,502
     Inventories                                           23,932
     Other current assets                                  12,160
                                                      ------------
           Total Current Assets                           390,514

Other Assets
     Goodwill                                           1,428,348
     Prepaid benefit costs                                 60,045
     Equity investments and other                         204,242
                                                      ------------
           Total Other Assets                           1,692,635

           Total Assets                               $ 3,221,633
                                                      ============

CAPITALIZATION AND LIABILITIES
Capitalization
     Common stock                                     $         1
     Paid-in capital                                      829,000
     Retained earnings                                     93,527
     Foreign currency translation and other                20,794
                                                      ------------
                                                          943,322

     Long-term debt                                     1,118,473

Current Liabilities
     Accounts payable                                     222,744
     Advances from affiliates                             306,464
     Accrued interest payable                              44,605
     Loan notes                                            42,992
     Accrued taxes payable                                140,880
     Customer prepayments                                  14,834
     Other                                                 17,036
                                                      ------------
                                                          789,555
Deferred Credits
     Deferred tax liability                               271,976
     Other                                                 98,307
                                                      ------------
           Total Deferred Credits                         370,283

                                                      ============
           Total Capitalization and Liabilities       $ 3,221,633
                                                      ============